Exhibit 10.15 - Fourth Amendment, dated August 31, 2001, to Carteret grocery warehouse lease dated as of February 11, 1994.





                            FOURTH AMENDMENT OF LEASE

     THIS AMENDMENT OF LEASE, dated this ____ day of August, 2001, by and between AMAX REALTY DEVELOPMENT, INC., a Delaware Corporation and V. PAULIUS & ASSOCIATES, a New Jersey Corporation, collectively T/A PORT CARTERET, a joint venture (hereinafter called "Landlord") and DIGIORGIO CORPORATION, a Delaware Corporation, (hereinafter called "Tenant").

                                 W H E R E A S,

     A. Landlord and Tenant previously have entered into a lease agreement dated February 11, 1994 ("Initial Lease"), for the leasing of certain lands and improvements in Carteret, New Jersey ("Initial Lands"), and thereafter amended by the First Amendment of Lease, dated August 16, 1996; the Second Amendment of Lease, dated October 30, 1996; and the Third Amendment of Lease, dated November 26, 1997; collectively referred to herein as the "Lease"; and

     B. The Commencement Date of the Initial Lease was February 1, 1995; and

     C. The parties hereto desire to further amend the Lease in certain respects;

     NOW THEREFORE, for and in consideration of the premises and covenants contained therein, the parties hereto agree as follows:

     1. The recitals set forth above are incorporated by reference herein as though fully set forth at length.

     2. All capitalized terms used in this Fourth Amendment of Lease and not defined herein shall have the meaning set forth in the Lease.

     3. The provisions of this Fourth Amendment of Lease shall take effect as of the date hereof.

     4. The parties previously entered into a lease agreement, dated November 26, 1997 for certain other lands and improvements, which lease is to be amended concurrently herewith. Said lease, as amended, is referred to herein as the "Frozen Foods Lease".

     5. Exhibit A attached hereto and made a part hereof sets forth the legal description of the Land initially leased to Tenant, pursuant to the Initial Lease, consisting of 31.745+/- acres.



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     6. The parties  acknowledge  that Tenant  presently  is leasing  Additional
Lands, consisting of 4.34+/- acres, pursuant to Paragraph 49 of the Initial Lease, as modified by the Second Amendment of Lease, which Additional Lands are described on Exhibit B attached hereto and made a part hereof.

     7. The parties acknowledge that Tenant has delivered to Landlord a notice, dated May 23, 2001, authorizing Landlord to develop a portion of the Additional Lands and Initial Lands ("Improved Lands").

     8. It is agreed that .993+/- acres of the Additional Lands described on Exhibit B, hereby are omitted from the Additional Lands leased pursuant to the Lease and are to become part of the land being leased to Tenant pursuant to the Frozen Foods Lease ("New Frozen Foods Lands"). A legal description of said land is attached hereto and made a part hereof as Exhibit C.

     9. The Additional Lands leased pursuant to the Lease hereby are modified further by adding thereto 2.052+/- acres of land previously leased to Tenant pursuant to the Frozen Foods Lease, ("New Grocery Lands"). A legal description of said additional land is attached hereto and made a part hereof as Exhibit D.

     10. The total acreage of the Additional Lands leased pursuant to the Lease as amended herein, following the exchange of land with the Frozen Foods Lease, consists of 5.399+/- acres ("New Lease Lands"). A legal description of the New Lease Lands is attached hereto and made a part hereof as Exhibit E.

     11. It is acknowledged that Landlord has obtained subdivision approval from the Borough of Carteret to permit the exchange of leased land described herein.

     12. Landlord shall develop the Improved Lands ("Site Improvements") in accordance with the plans attached hereto and made a part hereof as Exhibit F ("Site Improvement Plans").

     13. In connection with the Site Improvements, Tenant, at its sole cost and expense shall perform or cause to be performed, all of the work set forth on Exhibit G attached hereto ("Tenant's Work"), which work shall be included within "Tenant Delay" as defined in Paragraph 3(g) of the Lease.

     14. The parties agree that the cost of the Site Improvements, including related demolition costs, shall be $1,389,931.00.

     15. The initial annual Fixed Rent to be paid on account of the Improved Lands ("Improved Lands Fixed Rent") shall be determined as follows:



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          (a)  The  square  footage  of  the  contemplated  Additional  Building referred to in Paragraph 19 hereof; multiplied by the cost per square foot of Site Improvements; multiplied by a rate equal to the 20 year United States Treasury Bill interest rate as of the Improved Lands Commencement Date (as defined herein), plus four percentage points; plus an amount equal to four (4%) percent of the foregoing, plus an amount equal to the acreage of the Additional Lands, reduced by the New Frozen Foods Lands, multiplied by the sum of $11,711.71 per acre, plus an amount equal to the acreage of the New Grocery Lands, multiplied by the sum of $11,711.71 per acre.

          (b) By way of example, as of June 7, 2001, the annual Improved Lands Fixed Rent per acre would be as follows:

          162,648 x 8.55 =  $1,390,640.40  x (5.52 + 4%) = 9.52% =  132,388.96 +
          (132,388.96  x .04) =  5,295.56 + (4.34 - .993) = 3.34 x  11,711.71  =
          39,199.09 + 2.052 x 11,711.71 = 24,032.43 = $200,916.05

          (c) The initial annual Improved Lands Fixed Rent for the Improved Lands would be $200,916.05.

     16. The Improved Lands Fixed Rent shall become due and payable on a monthly basis commencing as of the Improved Lands Commencement Date (as defined herein), whereupon the Fixed Rent due and payable on account of the leasing of the Additional Lands referred to in Paragraph 6 hereof, shall cease and terminate.

     17. It is acknowledged that Tenant has the option to cause Landlord to construct an Additional Building pursuant to Paragraph 49 of the Lease. If Tenant shall exercise such option, prior to the Improved Additional Lands Commencement Date, (pursuant to the Frozen Foods Lease), then the Improved Lands Fixed Rent to be paid hereunder shall be reduced by fifty (50%) percent for the period commencing on the date Landlord receives notice from Tenant of the exercise of the option to construct the Additional Building pursuant to the Lease until the Additional Building Delivery of Possession Date, (pursuant to the Frozen Foods Lease).

     18. The Improved Lands Commencement Date shall be the date on which the Site Improvements to the Improved Lands are Substantially Completed.

     19. Following Tenant's exercise of its option to cause Landlord to construct the Additional Building pursuant to the Lease, Landlord shall construct an Additional Building on the New Lease Lands and/or the Initial Lands of not less than 162,648 square feet, in accordance with a site plan and plans and specifications to be agreed upon between the parties.



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     20.  Landlord  shall deliver  possession of the Improved  Lands pursuant to
Paragraphs 3(a), 3(c), 3(g) and 3(m) of the Lease.

     21. If Tenant exercises its option to cause Landlord to construct the Additional Building, the initial annual Fixed Rent to be paid by Tenant on account of the Additional Building ("Additional Building Fixed Rent") shall become due and payable on a monthly basis, commencing as of the Additional Building Delivery of Possession Date, shall be determined in accordance with the applicable provisions of Paragraph 49 of the Lease, including but not limited to, Paragraphs 19 and 20 of the Third Amendment of Lease, except that the initial cost per square foot of the Additional Building shall be reduced to $25.11 per square foot.

     22. (a) If the  Additional  Building shall not be  constructed,  the annual
Improved Lands Fixed Rent shall increase by an amount equal to $.25 multiplied by the assumed square footage of 162,648, or $40,662 as of the commencement of each fifth anniversary of the Improved Lands Commencement Date including during any Renewal Terms, if applicable.

     (b) If the Additional Building shall be constructed, the Additional Building Fixed Rent shall increase at the rate of $.25 per square foot as of the commencement of each fifth anniversary of the Additional Building Delivery of Possession Date, including during any Renewal Terms, if applicable.

     23. Tenant shall be responsible for the payment of all Additional Rent, including Taxes, as defined in the Lease, in connection with the Additional Lands in the same manner and to the same extent as provided for in the Lease for the initial Premises described therein.

     24. The annual Fixed Rent for the initial Building leased pursuant to the Lease shall not change and shall remain in accordance with the applicable provisions of the Lease.

     25. All of the Improved Lands shall be used by Tenant in accordance with the provisions of Paragraph 6 of the Lease in the same manner and to the same extent as if it was part of the initial Premises leased pursuant to the Lease.

     26. In the event that Tenant exercises its option on or before September 30, 2002, to cause Landlord to construct an Additional Building pursuant to the Lease, then and in such event, the Term of the Lease as amended herein, shall be extended for a period of three years and shall terminate on March 31, 2021 ("Extended Initial Term").



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     27. If Tenant does not exercise its option on or before  September 30, 2002 to cause Landlord to construct an Additional Building pursuant to the Lease, then and in such event, the Term of the Lease, as amended herein, shall continue to terminate on March 31, 2018.

     28. All of the respective Fixed Rent payments to be made pursuant to the Lease as amended herein, shall continue during the Extended Initial Term, if applicable, and shall be in the same amounts as shall be due and payable during the last Lease Year of the initial Term, ending March 31, 2018.

     29. All of the Improved Lands shall continue to be deemed part of the Premises leased to Tenant pursuant to the Lease as herein amended, in the same manner and to the same extent as if all of the Improved Lands were part of the Premises leased to Tenant as of the Commencement Date of the Lease, including, without limitation, the respective obligations of Landlord and Tenant for repair and maintenance, the Tenant obligations of insurance and the rights of Tenant to purchase the Premises and/or to extend the Term of the Lease.

     30. (a) As of the Additional Building Delivery of Possession Date, (pursuant to the Frozen Foods Lease), Tenant shall deliver to Landlord on account of Security a new letter of credit or an additional letter of credit, in accordance with the applicable provisions of Paragraph 40 of the Lease, in such amount so that the aggregate amount of the letter(s) of credit delivered to Landlord as Security shall be equal to two (2) months Fixed Rent.

     (b) At such times as any of the Fixed Rent payments shall increase pursuant to the Lease, or this Fourth Amendment to Lease, or any subsequent Amendment to Lease, Tenant shall deliver to Landlord on account of Security, a new letter of credit or an additional letter of credit, in accordance with the applicable provisions of Paragraph 40 of the Lease, in such amount so that the aggregate amount of the letter(s) of credit shall be equal to two (2) months Fixed Rent.

     31. As of the Improved Lands Commencement Date, Tenant shall provide to Landlord proof of insurance in accordance with the provisions of Paragraph 7(a)(i) of the Lease, insuring the Site Improvements to the Improved Lands against physical loss or damage in the amount of $1,000,000.



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     32. Paragraph 26(g) of the Lease hereby is amended to read as follows:  "As used in this lease,  Permitted  Mortgage(s) shall mean any Mortgage(s) made by a
Permitted   Mortgagee(s),   which  provides  for  all  of  the  following:   (i)
individually, or when added to all other Permitted Mortgage(s) on the Premises for a release or discharge of the Permitted Mortgage as a lien against the Premises upon receipt of payment of an amounst not greater than the Purchase Price, as set forth in Paragraph 41 including the imposition of any release or discharge fee, but exclusive of its costs in processing such action, including its attorneys' fees, and any prepayment penalties, fees and charges in connection therewith; and (ii) shall be pre-payable at any time, in whole or in part in connection with a release or discharge of the Permitted Mortgage or as a partial release as a lien against the Premises, provided, however, that such Permitted Mortgage may contain a prohibition on pre-payments provided such prohibition shall not be in effect or applicable at the time Tenant may exercise its option to purchase as set forth in Paragraph 41, and further provided any pre-payment penalties, fees and charges that Tenant shall be obligated to pay shall not exceed those set forth on Exhibit H to the Lease (unless Landlord agrees to pay such excess). Except for the prepayment penalty to be paid by Tenant pursuant to Paragraph 41 (k) (xi) of the Lease, the costs of obtaining the discharge or release of the Permitted Mortgage, including the costs incurred by the Permitted Mortgagee in processing such action and its attorneys' fees shall be paid by Landlord."

     33. In all other respects and matters, the Lease, as amended herein, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused these presents to be signed by duly authorized persons, as of the day and year first above written.



                                    Landlord:

                                    T/A PORT CARTERET, a joint venture
                                    By:   AMAX REALTY DEVELOPMENT, INC.


                                        By: /s/ Anthony Filiaci
                                            -----------------------------------
                                             Anthony Filiaci, Vice President &
                                             General Manager


                                    By:   V. PAULIUS & ASSOCIATES


                                        By: /s/ Robert Paulius
                                            -----------------------------------
                                             Robert Paulius , Vice President


                                     Tenant:

                                     DIGIORGIO CORPORATION


                                     By: /s/ George W. Conklin
                                         --------------------------------------
                                         George W. Conklin, Vice President



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